UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2010
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on May 19, 2010, the Company’s stockholders approved the three proposals listed below.  The final results for the votes regarding each proposal are set forth below.  The proposals are described in detail in the Company’s Proxy Statement.

1.	Elect four directors for a term of three years, to hold office until the expiration of his term in 2013 or until a successor shall have been elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Harold D. Carter	20,973,339	780,014	23,593,670
Brian L. Melton	20,990,373	762,980	23,593,670
Edward P. Russell	20,978,039	775,314	23,593,670
Robert L.G. Watson	18,719,620	3,033,733	23,593,670

2.	Approve the amendment to the 2005 Directors Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,310,443	1,315,193	127,717	23,593,670

3.	Ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,940,335	301,844	104,844	—

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

10.1           Abraxas Petroleum Corporation 2005 Directors Plan, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:   /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated: May 20, 2010